CHESAPEAKE UTILITIES CORPORATION AND SUBSIDIARIES
                                   EXHIBIT 11
          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE

                                                           FOR THE QUARTER
                                                           ENDED MARCH 31,
                                                       ----------------------
                                                          1995        1994
                                                          ----        ----

Shares outstanding                                      3,680,675   3,618,447
                                                      =========== ===========

Primary earnings per share calculation:
  Weighted average number of shares assuming
    primary dilution                                    3,672,036   3,605,199
                                                      =========== ===========

  Consolidated net income                              $3,658,431  $3,746,087
                                                      =========== ===========

Total primary earnings per share                            $1.00       $1.04
                                                      =========== ===========

Fully diluted earings per share calculation (1):
  Weighted average number of shares assuming
    primary dilution                                    3,672,036   3,605,199
  Contingent shares                                       255,281     257,305
                                                      ----------- -----------
  Weighted average number of shares assuming
    full dilution                                       3,927,317   3,862,504
                                                      =========== ===========

  Consolidated net income                              $3,658,431  $3,746,087
  Interest on convertible debt                             88,348      89,048
  Less:  Applicable federal income taxes                   34,456      34,729
                                                      ----------- -----------
  Adjusted net income                                  $3,712,323  $3,800,406
                                                      =========== ===========

Fully diluted earnings per share                            $0.95       $0.98
                                                      =========== ===========